UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2026

Lithium Americas Corp.

(Exact name of registrant as specified in its charter)

British Columbia	001-41788	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3260 - 666 Burrard Street

Vancouver, British Columbia, Canada V6C 2X8

(Address of principal executive office and Zip Code)

(778) 656-5820

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value per share	LAC	New York Stock Exchange
Toronto Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 22, 2026, the Company held an annual and special meeting of shareholders (the “Annual Meeting”). At the Annual Meeting, the holders of 83,369,472 votes of the Company’s common shares were represented in person or by proxy, constituting a quorum.

The matters voted upon and approved by the Company’s shareholders were:

(1)
The approval of fixing the number of directors at seven (7) (“Proposal 1”);
(2)
The election of the seven (7) board-recommended director nominees to serve for the ensuing year (“Proposal 2”); and
(3)
The appointment of PricewaterhouseCoopers LLP, Chartered Professional Accountants, as the Company’s independent registered public accounting firm for the ensuing year and authorization of the board of directors to fix their remuneration (“Proposal 3”).

The following is a summary of the voting results for each matter presented to the shareholders:

Proposal 1:

Votes For	Votes Against	Broker Non-Votes
82,689,803	679,668	1

Proposal 2:

Director’s Name	Votes For	Votes Withheld	Broker Non-Votes
Kelvin Dushnisky	78,321,795	5,047,673	4
Yuan Gao	61,992,086	21,377,382	4
Michael Brown	73,559,448	9,810,019	5
Fabiana Chubbs	80,442,320	2,927,150	2
Jonathan Evans	81,721,583	1,647,887	2
Philip Montgomery	74,004,451	9,365,016	5
Clayton Walker	72,899,178	10,470,291	3

Proposal 3:

Votes For	Votes Withheld	Broker Non-Votes
82,796,810	572,661	1

All Proposals were approved.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Lithium Americas Corp.

Date: June 23, 2026

	By:	/s/ Jonathan Evans
Jonathan Evans
Chief Executive Officer